Exhibit 99.3

RICE OLYMPUS MIDSTREAM LLC, STRIKE FORCE MIDSTREAM HOLDINGS LLC

AND RICE WEST VIRGINIA MIDSTREAM LLC

INDEX TO FINANCIAL STATEMENTS

Unaudited Condensed Combined Balance Sheets as of March 31, 2018 and December 31, 2017	2
Unaudited Combined Statements of Operations for the three months ended March 31, 2018 and 2017	3
Unaudited Combined Statements of Cash Flows for the three months ended March 31, 2018 and 2017	4
Unaudited Combined Statements of Equity for the three months ended March 31, 2018 and 2017	5
Notes to the Combined Financial Statements	6

Rice Olympus Midstream LLC, Strike Force Midstream Holdings LLC

and Rice West Virginia Midstream LLC

Unaudited Condensed Combined Balance Sheets

	(Unaudited)
(in thousands)	March 31, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$25,911	$41,505
Accounts receivable	26,467	19,501
Accounts receivable - affiliate	8,499	6,988
Other current assets	108	92
Total current assets	60,985	68,086

Property and equipment	921,409	877,174
Less: accumulated depreciation	(6,402)	(2,196)
Net property and equipment	915,007	874,978

Goodwill	37,954	37,954
Intangible assets, net	607,274	617,660
Other non-current assets	71	71
Total assets	$1,621,291	$1,598,749

Liabilities and equity
Current liabilities:
Accounts payable	$23,778	$33,597
Other accrued liabilities	53	65
Total current liabilities	23,831	33,662

Total liabilities	23,831	33,662

Equity:
Members’ capital	1,380,042	1,379,027
Accumulated earnings	42,203	12,588
Noncontrolling interest	175,215	173,472
Total equity	1,597,460	1,565,087

Total liabilities and equity	$1,621,291	$1,598,749

The accompanying notes are an integral part of these unaudited condensed combined financial statements.

Rice Olympus Midstream LLC, Strike Force Midstream Holdings LLC

and Rice West Virginia Midstream LLC

Unaudited Combined Statements of Operations

	Successor	Predecessor
	Three Months Ended	Three Months Ended
(in thousands)	March 31, 2018	March 31, 2017
Operating revenues:
Affiliate	$20,568	$14,607
Third-party	33,152	12,227
Total operating revenues	53,720	26,834

Operating expenses:
Operation and maintenance expense(1)	1,284	751
General and administrative expense(1)	5,853	4,770
Depreciation expense	4,206	1,369
Incentive unit expense(1)	—	82
Amortization of intangible assets	10,386	—
Total operating expenses	21,729	6,972

Operating income	31,991	19,862

Other income	—	6
Net interest (income) expense(1)	(117)	1,162
Net income	32,108	18,706
Less: net income attributable to noncontrolling interest	2,493	740
Net income attributable to the Companies (defined herein)	$29,615	$17,966

(1)          Financial results include amounts allocated from affiliates. See Note E for further detail.

The accompanying notes are an integral part of these unaudited condensed combined financial statements.

Rice Olympus Midstream LLC, Strike Force Midstream Holdings LLC

and Rice West Virginia Midstream LLC

Unaudited Combined Statements of Cash Flows

	Successor	Predecessor
	Three Months Ended	Three Months Ended
(in thousands)	March 31, 2018	March 31, 2017
Cash flows from operating activities:
Net income	$32,108	$18,706
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation expense	4,206	1,369
Incentive unit expense	—	82
Amortization of intangible assets	10,386	—
Equity compensation expense	—	973
Changes in operating assets and liabilities:
Accounts receivable including affiliate	(7,462)	1,102
Other assets	13	—
Accounts payable	(220)	356
Other accrued liabilities	(12)	(1)
Net cash provided by operating activities	39,019	22,587

Cash flows from investing activities:
Capital expenditures	(51,507)	(65,975)
Asset acquisitions	(2,356)	(3,671)
Net cash used in investing activities	(53,863)	(69,646)

Cash flows from financing activities:
Contributions from parent, net of distributions	—	20,781
Gulfport Midstream Holdings, LLC contributions, net of distributions	(750)	9,614
Net cash provided by financing activities	(750)	30,395

Net increase in cash	(15,594)	(16,664)
Cash at the beginning of the period	41,505	46,097
Cash at the end of the period	$25,911	$29,433

Supplemental disclosure of noncash investing and financing activities
Capital expenditures for property and equipment financed by accounts payable	$23,359	$45,325

The accompanying notes are an integral part of these unaudited condensed combined financial statements.

Rice Olympus Midstream LLC, Strike Force Midstream Holdings LLC

and Rice West Virginia Midstream LLC

Unaudited Combined Statements of Equity

(in thousands)	Members’ Capital	Accumulated Earnings	Noncontrolling Interest	Total Equity
Balance at January 1, 2017	$380,954	$12,225	$28,942	$422,121
Contributions from parent, net of distributions	22,075	—	—	22,075
Contributions from noncontrolling interest, net of distributions	—	—	9,614	9,614
Net income	—	17,966	740	18,706
Balance, March 31, 2017	$403,029	$30,191	$39,296	$472,516

Balance, January 1, 2018	$1,379,027	$12,588	$173,472	$1,565,087
Contributions from parent, net of distributions	1,015	—	—	1,015
Distributions to noncontrolling interest	—	—	(750)	(750)
Net income	—	29,615	2,493	32,108
Balance, March 31, 2018	$1,380,042	$42,203	$175,215	$1,597,460

The accompanying notes are an integral part of these unaudited condensed combined financial statements.

Rice Olympus Midstream LLC, Strike Force Midstream Holdings LLC

and Rice West Virginia Midstream LLC

Notes to the Condensed Combined Financial Statements (Unaudited)

A.                        Financial Statements

Organization

Rice Olympus Midstream LLC (ROM), Strike Force Midstream Holdings LLC (Strike Force Holdings) and Rice West Virginia Midstream LLC (Rice WV) are wholly-owned subsidiaries of Rice Midstream Holdings LLC (RMH) that were formed by Rice Energy Inc. (Rice). On November 13, 2017 (the Merger Date), EQT Corporation (EQT) acquired Rice pursuant to the Agreement and Plan of Merger, dated as of June 19, 2017 (as amended, the Merger Agreement), by and among EQT, Rice and an indirect, wholly-owned subsidiary of EQT. Pursuant to the Merger Agreement, Rice ultimately, through a series of mergers (the Mergers), merged with and into EQT RE, LLC, an indirect, wholly-owned subsidiary of EQT, which continued as the surviving entity.

The Mergers resulted in EQT gaining control of RMH, ROM, Strike Force Holdings and Rice WV. As a result of this change in control, ROM, Strike Force Holdings and Rice WV became consolidated subsidiaries of EQT. EQT’s acquisition of Rice was recorded using the acquisition method, which required the assets and liabilities acquired to be recorded at fair value. ROM, Strike Force Holdings and Rice WV elected to apply pushdown accounting and thus have reflected their assets and liabilities at the fair values estimated by EQT on the Merger Date with the related adjustment to their net assets recorded in equity. As a result, the accompanying unaudited condensed combined financial statements (the combined financial statements) included in this report and certain footnote disclosures are presented in two distinct periods to indicate the application of two different bases of accounting between the periods presented. The periods prior to the Mergers are identified as Predecessor and the period after the Mergers is identified as Successor. Please see Note C for further detail regarding the Mergers.

Strike Force Holdings owns a 75% membership interest in Strike Force Midstream LLC (Strike Force Midstream). On February 1, 2016 (date of inception), Strike Force Holdings and Gulfport Midstream Holdings, LLC (Gulfport Midstream), a wholly-owned subsidiary of Gulfport Energy Corporation (Gulfport), entered into an Amended and Restated Limited Liability Company Agreement of Strike Force Midstream to engage in the natural gas midstream business, which included an area of mutual interest that covered approximately 319,000 acres of Belmont and Monroe Counties, Ohio.

Throughout this report, references to the term “the Companies” refers collectively to ROM, Strike Force Holdings and Rice WV.

Following the consummation of the Mergers, the Companies are managed and operated by EQT. The Companies do not have any employees. EQT has the sole responsibility for providing the personnel necessary to conduct the Companies’ operations, whether through directly hiring employees or by obtaining the services of personnel employed by others. All of the personnel that conduct the Companies’ business are employed by EQT and its affiliates, but these individuals are sometimes referred to as the Companies’ employees.

Basis of Presentation

The accompanying unaudited combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP) for interim financial information. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, these statements include all adjustments (consisting of only normal recurring accruals, unless otherwise disclosed) necessary for a fair presentation of the financial position of the Companies as of March 31, 2018 and December 31, 2017, and the results of their operations and cash flows for the three months ended March 31, 2018 and 2017.

The balance sheet at December 31, 2017 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by U.S. GAAP for complete financial statements.

The combined financial statements were prepared from separate records maintained by EQT and may not necessarily be indicative of the conditions that would have existed, or the results of operations, if the Companies had been operated as an

Rice Olympus Midstream LLC, Strike Force Midstream Holdings LLC

and Rice West Virginia Midstream LLC

Notes to the Condensed Combined Financial Statements (Unaudited)

unaffiliated entity. Transactions between the Companies, on one hand, and EQT and EQT’s other subsidiaries, on the other hand, have been identified in the combined financial statements as transactions between affiliates.

Recently Issued Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers. The standard requires an entity to recognize revenue in a manner that depicts the transfer of goods or services to customers at an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In August 2015, the FASB issued ASU No. 2015-14, Revenue from Contracts with Customers - Deferral of the Effective Date, which approved a one year deferral of ASU 2014-09 to annual reporting periods beginning after December 15, 2017. The Companies adopted ASU 2014-09 and all subsequent ASUs that modified ASC 606 using the modified retrospective method of adoption on January 1, 2018. As a result of the adoption of this standard, the Companies did not record an adjustment to equity and do not expect an impact on future financial results.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which requires, among other things, that lessees recognize the following for all leases (with the exception of short-term leases) at the commencement date: (i) a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and (ii) a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. The new guidance is effective for annual and interim reporting periods beginning after December 15, 2018. The Companies continue to evaluate agreements to assess the impact of the new guidance on their financial statements.

In January 2017, the FASB issued ASU 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business, which clarifies the definition of a business to assist entities with evaluating whether transactions should be accounted for as acquisitions or disposals of assets or businesses. This standard is effective for fiscal years beginning after December 15, 2017, including interim periods within that reporting period. The Companies adopted this ASU on January 1, 2017 and have determined that the new ASU could potentially have a material impact on future financial statements for acquisitions that are not considered to be businesses.

In January 2017, the FASB issued ASU 2017-04, Simplifying the Test of Goodwill Impairment. ASU 2017-04 simplifies the quantitative goodwill impairment test requirements by eliminating the requirement to calculate the implied fair value of goodwill (Step 2 of the current goodwill impairment test). Instead, a company would record an impairment charge based on the excess of a reporting unit’s carrying value over its fair value (measured in Step 1 of the current goodwill impairment test). This update is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years, and early adoption is permitted. Entities will apply the standard’s provisions prospectively. The Companies adopted this standard in the first quarter of 2018 with no significant effect on its financial statements or related disclosures.

B.                        Revenue from Contracts with Customers

As discussed in Note A, the Companies adopted ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), on January 1, 2018 using the modified retrospective method of adoption. Adoption of the ASU did not require an adjustment to the opening balance of equity and did not materially change the Companies’ amount and timing of revenues.

The Companies’ revenue contracts are:

•      Gas gathering contracts: Gathering revenues represent fees charged by the Companies for gathering, compressing, dehydrating and delivering gas to a customer at a specified delivery point. All of the Companies’ gathering revenues are generated pursuant to long-term, fixed price per unit, interruptible service contracts with customers in the Appalachian Basin. Interruptible service contracts include volumetric based fees, which are charges for the volume of gas actually gathered and do not guaranty access to the pipeline. The performance obligation for volumetric based fee revenues is generally satisfied upon the Companies’ monthly billing to the customer for actual volumes gathered during the month. The amount billed corresponds directly to the value of the Companies’ performance to date as the customer obtains value as each volume is gathered. For gathering arrangements, the customer is typically invoiced on

Rice Olympus Midstream LLC, Strike Force Midstream Holdings LLC

and Rice West Virginia Midstream LLC

Notes to the Condensed Combined Financial Statements (Unaudited)

a monthly basis and the payment terms are usually 21 days after the receipt of the invoice. Gathering, compression and dehydration services are all necessary components of delivering gas to a customer; these activities are significantly affected by each other and are not separable.

•      Water services contracts: Water services revenues represent fees charged by the Companies for the delivery of fresh water to a customer at a specified delivery point. All of the Companies’ water services revenues are generated pursuant to fixed price per volume contracts with one customer in the Appalachian Basin. For water services contracts, the only performance obligation in each contract is for the Companies to provide water to the customer at any designated delivery point, which is generally satisfied upon the Companies’ monthly billing to the customer for the volume of water provided during the month. For water services arrangements, the customer is typically invoiced on a monthly basis and the payment terms are usually 21 days after the receipt of the invoice.

For the three months ended March 31, 2018 and 2017, all revenues recognized on the Companies’ combined statements of operations are from contracts with customers. The Companies recognize a receivable on the combined balance sheets when they perform the service in advance of receiving consideration. As of March 31, 2018 and December 31, 2017, all receivables recorded on the Companies’ combined balance sheets are from contracts with customers.

The table below provides disaggregated revenue information for the three months ended March 31, 2018:

(in thousands)
Gathering revenues	$44,906
Compression revenues	5,075
Water services revenues	3,739
Total operating revenues	$53,720

C.                        Mergers and Acquisitions

Rice Energy’s Merger with EQT

EQT performed a preliminary valuation of the fair value of the Companies’ assets and liabilities as of the Merger Date. The fair value of current assets and current liabilities were assumed to approximate their carrying values. The estimated fair value of long-lived property and equipment were determined utilizing estimated replacement cost adjusted for a usage or obsolescence factor. The identifiable intangible assets for customer relationships were estimated by applying a discounted cash flow approach which was adjusted for customer attrition assumptions and projected market conditions. EQT recorded goodwill as the excess of the estimated enterprise value of the Companies over the sum of the fair value amounts allocated to the Companies’ assets and liabilities. Goodwill was allocated to the value attributed to additional growth opportunities, synergies and operating leverage.

The following table summarizes the preliminary allocation of the fair value of the assets and liabilities of the Companies as of the Merger Date through pushdown accounting from EQT. The preliminary allocation to certain assets and/or liabilities may be adjusted by material amounts as EQT finalizes its fair value estimates.

Rice Olympus Midstream LLC, Strike Force Midstream Holdings LLC

and Rice West Virginia Midstream LLC

Notes to the Condensed Combined Financial Statements (Unaudited)

(in thousands)	At November 13, 2017
Estimated Fair Value of ROM, Strike Force Holdings and Rice WV(1)	$1,514,743

Estimated Fair Value of Assets Acquired and Liabilities Assumed:
Current assets	66,586
Intangible assets	623,200
Property and equipment, net	846,823
Other non-current assets	71
Current liabilities	(59,891)
Total estimated fair value of assets acquired and liabilities assumed	$1,476,789
Goodwill	37,954

(1)           Includes the estimated fair value attributable to noncontrolling interest of $166 million.

Other Acquisitions

During the first quarter of 2017, in connection with certain transactions contemplated by a February 26, 2016 purchase and sale agreement between Strike Force Midstream and CNX Resources Corporation (CNX), Strike Force Midstream entered in an assignment and assumption agreement with CNX pursuant to which Strike Force Midstream acquired certain gathering system assets from CNX for consideration of approximately $3.7 million. The assets consisted of various gas gathering assets, along with certain rights of way and permits. Strike Force Midstream funded the consideration for the asset acquisition with member contributions.

During the first quarter of 2018, Strike Force Midstream completed an asset acquisition pursuant to an assignment and assumption agreement with CNX to acquire approximately $2.4 million of gathering system assets. The gathering system assets consisted of dehydration equipment, along with certain diameter pipeline equipment. Strike Force Midstream funded the consideration for the asset acquisition with member contributions.

D.                        Commitments and Contingencies

In the ordinary course of business, various legal and regulatory claims and proceedings are pending or threatened against the Companies. While the amounts claimed may be substantial, the Companies are unable to predict with certainty the ultimate outcome of such claims and proceedings. When it is determined that a loss is probable of occurring and is reasonably estimable, the Companies accrue an undiscounted liability for such contingencies based on their best estimate using information available at the time. The Companies disclose contingencies where an adverse outcome may be material, or in the judgment of management, the matter should otherwise be disclosed. The Companies believe that the ultimate outcome of these pending matters will not materially affect their financial condition, results of operations or liquidity.

E.                        Related Party Transactions

In the ordinary course of business, the Companies have transactions with affiliated companies.

In the Successor period, employees of EQT or its subsidiaries operate the Companies’ assets. In the Predecessor period, the personnel were employees of Rice. The combined financial statements include expenses allocated by EQT and its subsidiaries, or Rice and its subsidiaries, for those employees as well as for a portion of the general and administrative personnel whose efforts benefit the Companies.

The following table summarizes related party transactions for the respective periods.

Rice Olympus Midstream LLC, Strike Force Midstream Holdings LLC

and Rice West Virginia Midstream LLC

Notes to the Condensed Combined Financial Statements (Unaudited)

	Successor	Predecessor
	Three Months Ended	Three Months Ended
(in thousands)	March 31, 2018	March 31, 2017
Operating revenues - affiliate	$20,568	$14,607
Operation and maintenance expense(1)	276	261
General and administrative expense(1)	5,610	4,551
Incentive unit expense(1)	—	82
Net interest expense(1)	—	1,187

(1)                     The expenses which are incurred by EQT and its subsidiaries in the Successor period or by Rice and its subsidiaries in the Predecessor period may not necessarily reflect the actual expenses that the Companies would incur on a stand-alone basis and the Companies are unable to estimate what those expenses would be on a stand-alone basis.

The following table summarizes affiliate balances.

(in thousands)	March 31, 2018	December 31, 2017
Accounts receivable - affiliate(1)	$8,499	$6,988

(1)                     Accounts receivable - affiliate primarily represents amounts due from subsidiaries of EQT related to gathering and compression services.

The Companies have certain transactions with affiliates that are not settled in cash.  Such transactions result in intercompany balances that are presented as part of accounts receivable - affiliate and are subsequently settled through members’ capital on a quarterly basis. All transactions reflected on the statements of cash flows through contributions to parent, net of distributions are reflective of cash transactions that have occurred. Non-cash contributions to parent, net of distributions included in members’ capital for the three months ended March 31, 2018 and 2017 were $1.0 million and $1.3 million, respectively.

F.                         Income Taxes

The Companies are limited liability companies treated as partnerships for federal and state income tax purposes. As such, no recognition of federal and state income taxes for the Companies have been provided for in the accompanying unaudited combined financial statements. Additionally, the Companies have not identified any uncertain tax positions at March 31, 2018 and December 31, 2017.

G.                       Subsequent Events

On April 25, 2018, EQT, RMH (together with EQT, the EQT Parties), EQT Midstream Partners, LP (EQM) and EQM Gathering Holdings, LLC (EQM Gathering), a wholly owned subsidiary of EQM (together with EQM, the EQM Parties), entered into a Contribution and Sale Agreement (the Drop-Down Agreement) pursuant to which the EQM Parties or their subsidiaries will acquire from the EQT Parties all of the EQT Parties’ interests in (i) Rice WV and ROM and (iii) Strike Force Holdings in exchange for (A) an aggregate of 5,889,282 EQM common units and (B) aggregate cash consideration of $1.15 billion (the Drop-Down Transactions). The Drop-Down Transactions were completed on May 22, 2018.

On May 1, 2018, pursuant to the Purchase and Sale Agreement dated April 25, 2018, by and among EQM, EQM Gathering, Gulfport and Gulfport Midstream, EQM acquired the remaining 25% membership interest in Strike Force Midstream not owned by Strike Force Holdings for $175 million in cash.

Management has evaluated all activity through May 22, 2018, the date the combined financial statements were available to be issued, and concluded that no other subsequent events have occurred that would require recognition within the combined financial statements or further disclosure in the notes to the combined financial statements.